Exhibit 10.25

Amendment to Employment Agreement

This amendment (the “Amendment”) dated as of March 26, 2020 is entered into by and between Seneca Biopharma, Inc., a Delaware Corporation (the “Company”) and Kenneth C. Carter (“Employee”). Any term not defined herein shall have the definition ascribed to them in the Employment Agreement (as defined below). The Company and Employee may both be referred to hereinafter each as a “party,” and collectively as the “parties.”

WHEREAS, the Company and Employee previously entered into an employment agreement on December 12, 2018, which was subsequently amended on the same day (the “Employment Agreement”) whereby Employee was hired to serve as Executive Chairman of the Company;

WHEREAS, the parties now desire to amend and restate certain terms and conditions of the Employment Agreement and accordingly, are entering into this Amendment; and

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

SECTION 1

Agreement

1.1	Amendment. The Agreement is hereby amended, modified and restated as follows:

Section 1. entitled “Definitions” is hereby amended and restated in its entirety as follows:

(a)       “Accelerated Equity Benefit” shall mean, as applicable: (i) the continued vesting of any outstanding stock options or other equity awards with time-based vesting during the period ending on the earlier of (x) the expiration of the term of the respective stock option or other equity award (without giving effect to any provision of any equity incentive or stock option plan or award agreement applicable to any such stock option or other equity award that provides for any early termination or forfeiture of any such stock options or other equity awards by virtue of any termination of employment or other service of Employee with the Company) or (y) the end of the applicable Severance Term, provided, however, that for avoidance of doubt, any stock option or other equity award that includes both a performance-based vesting condition (which would include the achievement of a certain stock price or milestone) and a time-based vesting provision, no acceleration shall be provided unless such performance-based vesting condition has been satisfied as of the Date of Termination; or (ii) in the event of a Change of Control, the full vesting of all of Employee’s outstanding stock options or other equity awards as of the Date of Termination. Additionally, for purpose of determining the ability of Employee to exercise any vested outstanding stock options or other equity awards, Employee will be deemed to have ceased being a Service Provider on the last day of the applicable Severance Term.

(b)       “Accrued Obligations” shall mean (i) all accrued but unpaid Base Salary through the Date of Termination, (ii) all bonuses that have been awarded but remain unpaid as of the Date of Termination, (iii) any unpaid or unreimbursed expenses incurred in accordance with Section 6 hereof, (iv) any accrued but unpaid benefits provided under the Company’s employee benefit plans, subject to and in accordance with the terms of those plans, (v) any accrued but unpaid rights to indemnification by virtue of the Employee’s position as an officer or director of the Company or its subsidiaries and the benefits under any directors’ and officers’ liability insurance policy maintained by the Company, in accordance with its terms thereof, and (vi) any accrued but unused vacation time through the Date of Termination.

1

(c)       “Annual Equity Grant” shall have the meaning ascribed to in Section 4(c) hereof.

(d)       “Base Salary” shall mean the salary provided for in Section 4(a) hereof.

(e)       “Beneficial Ownership” shall have the meaning set forth in in Rule 13d-3 of the Exchange Act; provided, however, that, notwithstanding anything in Rule 13d-3 of the Exchange Act to the contrary, for purposes of Section 1(k)(1) below, a Person shall not be deemed to have Beneficial Ownership of any shares of Common Stock underlying any Common Stock Equivalents unless and until such Person actually acquires such shares of Common Stock upon exercise, exchange or conversion of such Common Stock Equivalents.

(f)       “Board” shall mean the Board of Directors of the Company or any committee thereof.

(g)       “Common Stock” shall mean the Company’s common stock, $0.01 par value per share.

(h)       “Common Stock Equivalents” shall mean any securities of the kind which would entitle the holder thereof to acquire at any time, Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(i)       “Confidentiality Agreement” shall mean the Company’s Confidential Information and Invention Assignment Agreement previously entered into by Company and Employee.

(j)       “Cause” shall mean (i) Employee’s willful failure (except where due to a physical or mental infirmity or incapacity) or refusal to perform in any material respect Employee’s duties and responsibilities if and to the extent that such duties and responsibilities are reasonable and lawful, (ii) any willful or grossly negligent act of Employee that has, or could reasonably be expected to have, the effect of injuring the business of the Company or its subsidiaries in any material respect; (iii) Employee’s conviction of, or plea of guilty or no contest to: (x) a felony (other than a felony related to the operation of a motor vehicle), (y) any material violation of federal or state securities laws or (z) any other criminal charge that has, or could be reasonably expected to have, a material adverse effect on the performance of Employee’s duties to the Company or otherwise result in material injury to the business of the Company or its subsidiaries; (iv) the willful commission by Employee of an act of fraud or embezzlement against the Company or its subsidiaries; (v) any material violation by Employee of the written policies of the Company or its subsidiaries to the extent provided or made available to Employee, including but not limited to those relating to sexual harassment or business conduct and those otherwise set forth in the manuals or statements of policy of the Company or its subsidiaries, which material violation has, or could reasonably be expected to have, the effect of injuring the business of the Company or its subsidiaries in any material respect, or (vi) Employee’s willful and material breach of this Agreement or the Confidentiality Agreement. For clarity, the inability of Employee to perform any or all of his duties, responsibilities or obligations as an employee of the Company or under this Agreement or the Confidentiality Agreement, in each case on account of Employee’s death or Employee’s physical or mental disability or infirmity, shall not be deemed or treated as a breach of this Agreement or the Confidentiality Agreement by the Employee and shall not constitute Cause for any purpose of this Agreement.

2

(k)        “Change of Control” shall mean the occurrence of any of the following events:

(1)        The acquisition by a Person or its affiliates of ownership of stock of the Company if, immediately after such acquisition, such Person and its affiliates collectively have Beneficial Ownership of issued and outstanding stock of the Company representing more than twenty percent (20%) of the total voting power of the issued and outstanding stock of the Company; provided, however, that for purposes of this subsection (1), the acquisition of stock by a Person from the Company in a transaction or issuance (including pursuant to equity awards) approved by the Board will not be considered a Change of Control (even if, immediately after such acquisition, such Person and its affiliates collectively have Beneficial Ownership of issued and outstanding stock of the Company representing more than twenty percent (20%) of the total voting power of the issued and outstanding stock of the Company, unless at the time of such acquisition or at any time within one year following such acquisition, the Company’s Executive Chairman is no longer deemed a Service Provider to the Company and the change in the Executive Chairman’s status was involuntary and not the result of a termination due to death or disability, in which case such acquisition shall be treated as a Change of Control for purposes of this subsection (1) notwithstanding that such acquisition or the transaction that resulted in such acquisition was approved by the Board; or

(2)        If, during any period of twelve (12) months in which the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the composition of the Board occurs as a result of which fewer than a majority of the members of the Board are Incumbent Directors; or

(3)        The consummation of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least a majority of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

(4)        The acquisition by a Person or its affiliates (or a series of acquisitions by a Person or its affiliates during the twelve (12) month period ending on the date of the most recent acquisition by such Person or any of its affiliates) of assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or such series of acquisitions; provided, however, that the foregoing provisions of this subsection (4) shall not be applicable to a transfer of assets by the Company to an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company. For purposes of this subsection (4), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For the avoidance of doubt, a transaction will not constitute a Change of Control for purposes of this Section 1(k) if: (i) its primary purpose is to change the jurisdiction of the Company’s incorporation, or (ii) its primary purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

3

For purposes of this Section, “affiliate” will mean, with respect to any specified Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person (“control,” “controlled by” and “under common control with” will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contact or credit arrangement, as trustee or executor, or otherwise).

(l)       “Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(m)        “Date of Termination” shall mean the date on which Employee ceases to be a Service Provider to the Company.

(n)       “Dilutive Event” shall mean, except in the case and to the extent of Common Stock issued upon exercise of Excluded Securities, the issuance by the Company of Common Stock (i) at any time during the Measurement Period (including, without limitation, by virtue of the exercise, conversion or exchange of any Qualifying Securities at any time on or prior to the end of the applicable Measurement Period) or (ii) in connection with the exercise, conversion or exchange of any Qualifying Securities at any time after the Measurement Period.

(o)       “Disability” shall mean any physical or mental disability or infirmity of Employee that prevents the performance of Employee’s duties for a period of (i) ninety (90) consecutive days or (ii) one hundred twenty (120) non-consecutive days during any twelve (12) month period. Any question as to the existence, extent, or potentiality of Employee’s Disability upon which Employee and the Company cannot agree shall be determined in writing by a qualified, independent physician mutually acceptable to the Company and Employee or, if applicable, his guardian (which approval shall not be unreasonably withheld). The determination of Disability made by such physician in writing to the Company and Employee shall be final and conclusive for all purposes of this Agreement.

(p)       “Effective Date” shall mean the date on which this Amendment is signed by the parties but in no event earlier than April 1, 2020.

(q)       “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)        “Excluded Securities” shall mean stock options exercisable for shares of Common Stock that are granted to officers or employees (provided that such stock options do not exceed 10% of the Company’s issued and outstanding shares of Common Stock at the end of the Measurement Period).

(s)       “Good Reason” shall mean, without Employee’s consent, (i) except as a result of Employee voluntarily accepting or requesting a reduction in his status as a full time employee: (A) a material diminution in Employee’s duties, or responsibilities (other than temporarily while Employee is physically or mentally incapacitated or as required by applicable law), (B) adverse change in Employee’s title, position, or person or entity to whom Employee reports or (C) assignment to Employee of duties not commensurate with his position, (ii) a reduction in Base Salary as set forth in Section 4(a) hereof expect as a result of Employee voluntarily accepting or requesting a reduction in his status as a full time employee, or (iii) any other material breach of a provision of this Agreement by the Company (other than a provision that is covered by clause (i) or (ii) above). Notwithstanding the foregoing, during the Term, in the event that the Company reasonably believes that Employee may have engaged in conduct that could constitute Cause hereunder, the Company may, in its sole and absolute discretion, suspend Employee from performing Employee’s duties hereunder for a period not to exceed 90 days, and in no event shall any such suspension constitute an event pursuant to which Employee may terminate employment with Good Reason or otherwise constitute a breach hereunder; provided , that no such suspension shall alter the Company’s obligations under this Agreement during such period of suspension (including, but not limited to, payment of Base Salary as set forth in Section 4(a) hereof).

4

(t)       “Incumbent Directors” means members of the Board who either (A) are members of the Board as of the date of this Agreement or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

(u)       “Measurement Period” shall mean: (i) the nine (9) month period following the Effective Date, or (ii) in the event that during such nine (9) month period, the Board authorizes or approves a Dilutive Event or the Company enters into a written agreement that contemplates effecting a Dilutive Event, then the period of time commencing on the Effective Date and ending upon the occurrence of such Dilutive Event, whichever is later. Provided however that in the event the Board decides to not consummate the transaction(s) contemplated in subsection (ii) contained herein, the Measurement Period will be as provided for in subsection (i) contained in this definition.

(v)       “Option Award” shall have the meaning ascribed to it in Section 4(d) hereof.

(w)       “Option Award Adjustment” shall mean, in the event that the Option Award remains outstanding at the time of a Change of Control transaction (after giving effect to the provisions under the definition of Accelerated Equity Benefit that pertain to the ability of Employee to exercise any vested outstanding stock options or other equity awards following the last day of the applicable Severance Term) and that, in connection with such Change of Control transaction, any then outstanding Qualifying Securities are entitled to receive consideration in connection with such Change of Control transaction or are assumed in connection with such Change of Control transaction, then, any such Qualifying Securities shall be deemed to be exercised, converted or exchanged in full immediately prior to the closing of such Change of Control transaction, all of the shares of Common Stock underlying such Qualifying Securities shall be deemed to be issued immediately prior to the closing of such Change of Control Transaction and such deemed issuance of such shares of Common Stock shall be deemed to be a Dilutive Transaction that will result in an increase in the number of Option Shares in accordance with the provisions contemplated in Section 4(d).

(x)       “Option Shares” shall mean the shares of Common Stock underlying the Option Award.

(y)       “Payment Date” shall have the meaning ascribed to it in Section 7(h) hereof.

(z)       “Person” shall mean an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind or more than such person or entity acting as a group.

5

(aa)        “Post-Dilutive Event Common Shares” shall mean, with respect to a Dilutive Event, the number of shares of Common Stock issued in connection with such Dilutive Event plus the number of shares of Qualifying Common Stock outstanding immediately before such Dilutive Event.

(bb)        “Pre-Dilutive Event Common Shares” shall mean, with respect to a Dilutive Event, the number of shares of Qualifying Common Stock outstanding immediately prior to such Dilutive Event.

(cc)        “Prior Inducement Grant” means the non-qualified stock option grant, granted to employee on December 12, 2018.

(dd)        “Qualifying Common Stock” shall mean (i) shares of Common Stock that are issued and outstanding at any time on or prior to the end of the applicable Measurement Period (including, without limitation, by virtue of the exercise, conversion or exchange of any Qualifying Securities at any time on or prior to the end of the applicable Measurement Period), plus (ii) any shares of Common Stock that are issued at any time after the end of the applicable Measurement Period upon the exercise, conversion or exchange of any Qualifying Securities.

(ee)        “Qualifying Securities” shall mean any Common Stock Equivalents that are issued and outstanding at any time on or prior to the end of the applicable Measurement Period.

(ff)        “Release of Claims” shall mean a release of claims made by the Employee in favor of the Company and its subsidiaries in the form attached hereto as Exhibit A (with any updates reasonably determined by the Company to be necessary to comply with applicable law) and the execution of which is a condition precedent to Employee’s eligibility for Severance Benefits and the Accelerated Equity Benefit in the event his employment is terminated by the Company without Cause or by Employee for Good Reason, as described in Sections 7(d) and 7(e), or in connection with a Change of Control, as described in Section 7(g).

(gg)        “Severance Benefits” shall mean (i) continued payment of the Base Salary (as in effect immediately prior to the Date of Termination and without giving effect to any proration or any reduction to the Base Salary that gives rise to Good Reason) during the Severance Term, payable in accordance with the Company’s regular payroll practices, (ii) either (x) a lump sum payment equal to the product of: (A) Employee’s Target Cash Bonus for the year in which the Termination Date occurs, paid at a rate equivalent to 100% achievement of objectives for such year and (B) a fraction, the numerator of which is the number of days the Employee was employed by the Company during the year in which the Date of Termination occurs and the denominator of which is the number of days in such year, which lump sum payment shall be paid on the Payment Date (as defined in Section 7(h), or (y) in the event of termination of Employee’s employment with the Company in connection with a Change of Control as described in Section 7(g), Employee’s Target Cash Bonus for the year in which the Date of Termination occurs, paid at a rate equivalent to 100% achievement of objectives for such year, and (iii) if Employee qualifies for and timely elects continued coverage under the Company’s group medical plan and/or group dental plan pursuant to Section 4980B of the Code (“COBRA”), monthly payment during the Severance Term of the amount the Company pays on behalf of comparable employees who have elected the same level of coverage as Employee.

6

(hh)        “Service Provider” shall means an employee, director or consultant.

(ii)        “Severance Term” shall mean: (i) in the event the Date of Termination occurs after the 9 month anniversary of the Effective Date, (y) the twelve (12) month period, which commences on the first day following the Date of Termination by the Company without Cause or by Employee for Good Reason, or (z) in the event of a Change of Control as described in Section 7(g), the eighteen (18) month period commencing on the first day following the Date of Termination by the Company without Cause or by Employee for Good Reason, or (ii) in the event the Date of Termination occurs within 9 months of the Effective Date, (a) the seven (7) month period, which commences on the first day following the Date of Termination by the Company without Cause or by Employee for Good Reason, or (b) in the event of a Change of Control as described in Section 7(g), the nine (9) month period commencing on the first day following the Date of Termination by the Company without Cause or by Employee for Good Reason.

(jj)        “Target Cash Bonus” shall have the meaning ascribed to it in Section 4(b) hereof.

(kk)        “Term” shall have the meaning ascribed to it in Section 2 hereof.

Sub-Section 3(a) entitled “Position, Duties and Responsibilities” is hereby amended and restated in its entirety as follows:

(a)       Position, Duties, and Responsibilities. During the Term, Employee shall be employed and serve as Chief Executive Officer and Executive Chairman of the Company (together with such other position or positions consistent with Employee’s title or as the Company shall specify from time to time) and shall have such duties and responsibilities commensurate therewith, and such other duties as may be assigned and/or prescribed from time to time by the Board or a committee thereof. During the Term, the Board will nominate Employee for election to the Board by the Company’s stockholders; provided that Employee hereby agrees to submit written notice of resignation of his directorship to the Board, if requested by a majority of the Board, at any time following the Date of Termination.

Sub-Section 3(b) entitled “Performance” is hereby amended and restated in its entirety as follows:

(b)       Performance. Employee will be employed by the Company on a full-time basis and devote substantially all of his business time, attention, skill, and best efforts to the performance of his duties under this Agreement and shall not engage in any other business, occupation or activity that (x) conflicts with the interests of the Company, (y) materially interferes with the proper and efficient performance of Employee’s duties for the Company, or (z) materially interferes with Employee’s exercise of judgment in the Company’s best interests, with such determination to be made by the Board in its reasonable good faith discretion. Notwithstanding the foregoing, nothing herein shall preclude Employee from: (i) continuing to serve on existing boards of directors as of the Effective Date, (ii) performing his Professional Activities (as defined below) or (iii) undertaking other professional or charitable activities (subject to the restrictions contained in clauses (x), (y) and (z) of this Section 3(b)), with the prior consent and approval of the Compensation Committee, (which shall not be unreasonably withheld or delayed) of non-competing businesses and charitable organizations; (iv) engaging in charitable activities and community affairs; and (v) managing Employee’s personal investments and affairs; provided, however, that the activities set out in clauses (i), (ii), (iii), (iv) and (v) herein shall be limited by Employee so as not to interfere in any material respect, individually or in the aggregate, with the performance of Employee’s duties and responsibilities hereunder, or pose a conflict of interest or violate any provision of this Agreement such determinations to be made at the reasonable good faith discretion of the Board. Employee represents that he has provided the Compensation Committee with a comprehensive list of all outside professional activities with which he is currently involved or reasonably expects to become involved at the current time (such activities, the “Professional Activities”). In the event that, during his employment by the Company, the Employee desires to engage in other outside professional activities, not included on such list, Employee will, prior to engaging in any such activities, first seek written approval from the Compensation Committee and such approval shall not be unreasonably withheld.

7

Sub-Section 4(a) entitled “Base Salary” is hereby amended and restated in entirety as follows:

(a)       Base Salary. In exchange for Employee’s performance of his duties and responsibilities, Employee initially shall be paid an annual base salary of $525,000 (“Base Salary”), payable in accordance with the regular payroll practices of the Company. All payments referenced in this Agreement, including the Signing Bonus, are on a gross, pre-tax basis and shall be subject to all applicable federal, state and local withholding, payroll and other taxes. Notwithstanding the foregoing, the Base Salary will be pro-rated in the event Employee voluntarily accepts or requests a reduction in his status as a full time employee, with the amount of time Employee actually devotes to the performance of his duties under this Agreement.

Sub-Section 4(c) entitled “Annual Stock Option Award” is hereby amended and restated in its entirety as follows:

(c)       Annual Equity Award. In addition to the Base Salary and Target Cash Bonus, Employee will be eligible to receive an annual market-based equity grant (the “Annual Equity Grant”) issued pursuant to the terms of one of the Company’s equity compensation plans. The actual amount of such Annual Equity Grant, if any, will be determined by the Board based upon Company performance, its financial condition (including market value and capitalization), Employee’s achievement of pre-agreed performance milestones and any other factors that the Board, in its reasonable good faith discretion, deems appropriate. Achievement of such milestones or any such other factors shall be determined by the Board in its reasonable good faith discretion. In connection with such grants, the Employee shall enter into one of the Company’s standard equity grant agreements which will incorporate the vesting schedule and other terms as determined by the Board.

Sub-Section 4(d) entitled “Inducement Grant” is hereby amended and restated in its entirety as follows:

(d)       Retention Grant. On the Effective Date, as an inducement for Employee’s continued employment, the Company will grant Employee an option to purchase 471,400 shares of Common Stock, which option shall be issued pursuant to a conditional grant, subject to receiving required shareholder approval and shall be subject to the terms and conditions set forth in this Agreement, the applicable equity compensation plan from which it was issued, if any, and a stock option agreement to be entered by the Company and the Employee to evidence such grant, the form of which has been made available to Employee prior to the Effective Date (the “Option Agreement” and such grant the “Option Award”). Upon receiving shareholder approval, as a condition to the Option Award, Employee will forfeit the Prior Inducement Grant, in its entirety, without giving effect to whether the Prior Inducement Grant is vested or unvested. In the event of a conflict between the Option Agreement or the applicable equity compensation plan from which it was issued, on the one hand, and this Agreement, on the other hand, with respect to the Option Award or any of the terms and conditions thereof, this Agreement shall control. The option subject to the Option Award shall have a term of ten (10) years from the date of grant and an exercise price equal to the closing trading price of the Common Stock on the Effective Date (or the prior closing price if the Effective Date is on a day that the trading markets are not open). The Option Award will be subject to vesting as follows: (i) 1/4 of the Option Award will vest on the Effective Date, and (ii) the balance of the Option Award will vest monthly over the following thirty six (36) months; provided, however, that Employee must be a Service Provider through the applicable vesting dates, and the Option Award shall be subject to accelerated vesting under certain circumstances in accordance with the provisions of Section 7 hereof. The Option Award shall be subject to the terms set forth in the Option Agreement, the terms of the plan under which it is issued, this Section 4(d), Section 7 hereof, and any other restrictions and limitations generally applicable to Common Stock of the Company or equity awards held by similarly situated Company executives that are imposed by law. Upon the occurrence of a Dilutive Event, the Option Shares will be increased by such number as required to make the percentage that the Option Shares (after giving effect to such increase) represent of the Post-Dilutive Event Common Shares equal to the percentage that the number of Option Shares immediately prior to the Dilutive Event represent of the Pre-Dilutive Event Common Shares. In addition, the Option Shares may be increased by the Option Award Adjustment, if applicable, in connection with a Change of Control transaction. Any increase in the number of Option Shares, as contemplated above in this Section 4(d), in connection with the occurrence of a Dilutive Event or a Change of Control transaction shall occur automatically pursuant to the terms and conditions of the Option Award as set forth in this Section 4(d) and the Option Agreement without any act or action required to be taken by either the Company or Employee.

8

Sub-Section 4(e) entitled “Signing Bonus” is hereby removed in its entirety.

Section 4 is hereby amended to contain the following new Sub-Sections 4(e), 4(f) and 4(g):

(e)       Amendment Expense Reimbursement. The Company agrees to reimburse Employee’s reasonable legal, accounting and other expenses incurred in connection with the negotiation, drafting and execution of this Amendment and any agreements ancillary to this Amendment, in an amount not to exceed $5,000.

(f)       Directors’ and Officers’ Liability Insurance. Employee shall be designated as a “covered person” under the Company’s Director’s and Officer’s insurance coverage, if any, and shall be covered to the same extent as other directors and executive officers, including following the termination of Employee’s employment for any reason for the maximum statute of limitations period which could apply to any claim against Employee which otherwise would be covered by such insurance.

(g)        Clawback Provisions. Notwithstanding any other provisions in this Agreement to the contrary, any incentive-based or other compensation paid to the Employee under this Agreement or any other agreement or arrangement with the Company which is subject to recovery under any law, government regulation, or stock exchange listing requirement will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation, or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

Section 7 is hereby amended and restated in its entirety as follows:

Section 7.        Termination of Employment.

(a)        General. Employee’s employment with the Company shall terminate upon the earliest to occur of: (i) Employee’s death, (ii) a termination by reason of Employee’s Disability, (iii) a termination by the Company with or without Cause, or (iv) a termination by Employee with or without Good Reason.

9

(b)        Termination Due to Death or Disability. Employee’s employment under this Agreement will terminate automatically upon Employee’s death. The Company also may terminate Employee’s employment immediately upon the occurrence of a Disability, such termination to be effective upon Employee’s receipt of written notice of such termination. In the event of Employee’s termination as a result of Employee’s death or Disability, Employee’s or Employee’s estates or beneficiaries, as the case may be, will be entitled to receive the Accrued Obligations. Employee shall have no further rights to any compensation or any other benefits under this Agreement.

(c)        Termination by the Company with Cause.

(i)        The Company may terminate Employee’s employment at any time with Cause, effective upon Employee’s receipt of written notice of such termination; provided, however, that with respect to any Cause termination relying on clause (i), (ii), (v), or (vi) of the definition of Cause set forth in this Agreement, to the extent that such act or acts or failure or failures to act are curable, Employee shall be given thirty (30) days’ written notice by the Company of its intention to terminate his employment with Cause, such notice to state the act or acts or failure or failures that constitute the grounds on which the proposed termination with Cause is based, and such termination shall be effective at the expiration of such thirty (30) day notice period unless Employee has fully cured such act or acts or failure or failures to act, to the Board’s complete satisfaction, that give rise to Cause during such period.

(ii)        In the event that the Company terminates Employee’s employment with Cause, Employee shall be entitled only to the Accrued Obligations. Following such termination of Employee’s employment with Cause, except as set forth in this Section 7(c)(ii), Employee shall have no further rights to any compensation or any other benefits under this Agreement. For the avoidance of doubt, Employee’s sole and exclusive compensation upon a termination of employment by the Company with Cause shall be receipt of the Accrued Obligations.

(d)        Termination by the Company without Cause. The Company may terminate Employee’s employment at any time without Cause, effective upon Employee’s receipt of written notice of such termination. In the event that Employee’s employment is terminated by the Company without Cause (other than due to death or Disability) and, with respect to the Severance Benefits and the Accelerated Equity Benefits, provided that he fully executes and does not revoke an effective Release of Claims as described in Section 7(h), then, except as otherwise provided in Section 7(g), Employee shall be entitled to:

(i)       the Accrued Obligations;

(ii)       the Severance Benefits; and

(iii)       the Accelerated Equity Benefit.

Notwithstanding the foregoing, the Severance Benefits shall immediately terminate, and the Company shall have no further obligations to Employee with respect thereto, in the event that Employee is found by a court of competent jurisdiction to have breached this Agreement, any provision of the Confidentiality Agreement or the Release of Claims. Any such termination of payment or benefits shall have no effect on the Release of Claims or any of Employee’s post-employment obligations to the Company. Following such termination of Employee’s employment by the Company without Cause, except as set forth in this Section 7(d) or 7(g), Employee shall have no further rights to any compensation or any other benefits under this Agreement. For the avoidance of doubt, except as otherwise provided in Section 7(g), Employee’s sole and exclusive compensation upon a termination of employment by the Company without Cause shall be receipt of (i) the Severance Benefits and Accelerated Equity Benefits subject to his execution of the Release of Claims, and (ii) the Accrued Obligations. If the Company makes overpayments of Severance Benefits, Employee promptly shall return any such overpayments to the Company and/or hereby authorizes deductions from future Severance Benefit amounts so long as such deduction does not violate Section 409A of the Code.

10

(e)        Termination by Employee with Good Reason. Employee may terminate his employment with Good Reason by providing the Company at least thirty (30) days’ written notice setting forth in reasonable specificity, the event that constitutes Good Reason, which written notice, to be effective, must be provided to the Company on or prior to the later of: (i) within thirty (30) days of the occurrence of such event or (ii) promptly upon Employee’s actual knowledge of such event. During such notice period, the Company shall have a cure right (if curable), and if not cured within such period, Employee’s termination will be effective upon the expiration of such cure period, and Employee shall be entitled to the same payments and benefits as provided in Section 7(d) hereof, subject to the same conditions on payment and benefits as described in Section 7(d) hereof. Following such termination of Employee’s employment by Employee with Good Reason, except as set forth in this Section 7(e) or as otherwise provided in Section 7(g), Employee shall have no further rights to any compensation or any other benefits under this Agreement. For the avoidance of doubt, except as otherwise provided in Section 7(g), Employee’s sole and exclusive compensation upon a termination of employment with Good Reason shall be receipt of the same payments and benefits described in Section 7(d) hereof, subject to the same conditions on payment and benefits as described in Section 7(d).

(f)        Termination by Employee without Good Reason. Employee may terminate his employment without Good Reason by providing the Company at least thirty (30) days’ written notice of such termination. In the event of a termination of employment by Employee under this Section 7(f), Employee shall be entitled only to the Accrued Obligations. In the event of termination of Employee’s employment under this Section 7(f), the Company may, in its sole and absolute discretion, by written notice accelerate such date of termination without changing the characterization of such termination as a termination by Employee without Good Reason. Following such termination of Employee’s employment by Employee without Good Reason, except as set forth in this Section 7(f) or as otherwise provided in Section 7(g), Employee shall have no further rights to any compensation or any other benefits under this Agreement. For the avoidance of doubt, Employee’s sole and exclusive compensation upon a termination of employment by Employee without Good Reason shall be receipt of the Accrued Obligations.

(g)        Termination in connection with a Change of Control. In the event that Employee’s employment is terminated in the three (3) month period preceding or the twelve (12) month period following a Change of Control: (a) by the Company for any reason other than as a result of Employee’s death or Disability pursuant to Section 7(b) or Cause as provided in Section 7(c), or (b) by Employee with Good Reason pursuant to Section 7(e), then Employee shall be entitled to (in lieu of, and not in addition to, any payments described in Section 7(d) or (e) of this Agreement):

(i)       the Accrued Obligations;

(ii)       the Severance Benefits; and

(iii)       the Accelerated Equity Benefit.

11

Notwithstanding the foregoing, the Severance Benefits shall immediately terminate, and the Company shall have no further obligations to Employee with respect thereto, in the event that Employee is found by a court of competent jurisdiction to have breached this Agreement, any provision of the Confidentiality Agreement or the Release of Claims. Any such termination of payment or benefits shall have no effect on the Release of Claims or any of Employee’s post-employment obligations to the Company. If the Company makes overpayments of Severance Benefits, Employee promptly shall return any such overpayments to the Company and/or hereby authorizes deductions from future Severance Benefit amounts.

(h)        Release. Notwithstanding any provision herein to the contrary, the payment of the Severance Benefits and the provision of the Accelerated Equity Benefit, pursuant to subsection (b), (d), (e) or (g) of this Section 7, shall be conditioned upon Employee’s execution, delivery to the Company, and non-revocation of the Release of Claims (and the expiration of any revocation period contained in such Release of Claims) in accordance with the time limits set forth therein (and, in all events, within sixty (60) days following the Date of Termination); provided, that, in the case of Employee’s death or Disability, such actions shall be taken by a representative with authority to bind Employee or, if applicable, his estate. If Employee or his representative fails to execute the Release of Claims in such a timely manner, or timely revokes Employee’s acceptance of such release following its execution, Employee and his estate or beneficiaries shall not be entitled to any of the Severance Benefits or the Accelerated Equity Benefit. Payment of the Severance Benefits will commence (or, at the election of the Company, may be paid in a lump-sum cash payment rather than in installments during the Severance Term) on the first regular Company payday that is at least five (5) business days following the date the Company receives a timely, effective and non-revocable Release of Claims (the “Payment Date”); provided, however, that the first payment will be retroactive to the day immediately following the Date of Termination. Payment of the bonus contained in the Severance Benefits defined in Section 1(gg) will also be made on the Payment Date. Notwithstanding the foregoing, to the extent that any portion of the Severance Benefits or the bonus contained in the Severance Benefits defined in Section 1(gg) constitutes “non-qualified deferred compensation” subject to Section 409A of the Code, any payment of such portion scheduled to occur prior to the sixtieth (60th) day following the date of Employee’s termination of employment hereunder, but for the condition on executing the Release of Claims as set forth herein, shall not be made until the first regularly scheduled payroll date following such sixtieth (60th) day unless otherwise permitted by Section 409A of the Code, after which any remaining such benefits shall thereafter be provided to Employee according to the applicable schedule set forth herein. If the sixty (60) day period following Employee’s separation from service begins in one calendar year and ends in a second calendar year (a “Crossover 60-Day Period”), and if there are any payments due to Employee that are: (i) conditioned on Employee signing and not revoking a release of claims and (ii) otherwise due to be paid during the portion of, the Crossover 60-Day Period that falls within the first year, then such payments will be delayed and paid in a lump sum during the portion of the Crossover 60-Day Period that falls within the second year.

Section 19 is hereby amended and restated in its entirety as follows:

Section 19.        Entire Agreement. This Agreement, together with Release of Claims, Confidentiality Agreement, the Indemnification Agreement, and any stock option agreement entered into between the Company and Employee thereunder, constitute the entire understanding and agreement of the parties hereto regarding the employment of Employee. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings, and agreements between the parties (including without limitation that any term sheet or offer letter that may have been given to Employee) relating to the subject matter of this Agreement.

12

1.2       Additional Changes. Any necessary undertaking or changes to the Employment Agreement in order to effect the intent of the amended and restated terms of the Employment Agreement contained in and contemplated by this Amendment are hereby approved. Notwithstanding the foregoing, except for the purposes contained herein, no other section of the Employment Agreement will be modified as a result of this Amendment.

1.3.       Effectiveness. This Amendment shall become effective on the Effective Date.

SECTION 2

Miscellaneous

2.1       Amendment to Employment Agreement. The Employment Agreement shall be henceforth deemed to be amended, modified and supplemented in accordance with the provisions hereof, and the respective rights, duties, and obligations under the Employment Agreement shall hereafter be determined, exercised and enforced under the Employment Agreement, as amended by this Amendment, subject in all respects to such amendments, modifications, and supplements and all terms and conditions thereof.

2.2       Entire Agreement. This Amendment constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

2.3       Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

2.5       Governing Law. This Amendment shall be construed in accordance with and governed by Section 15 of the Employment Agreement.

(signature page follows)

13

The undersigned have caused this Amendment to be executed as of the date first written above.

SENECA BIOPHARMA, INC.

Signed:
By:	David J. Mazzo, PhD
Its:	Compensation Committee Member

EMPLOYEE

Signed:
By:	Kenneth C. Carter, PhD

14